As filed with the Securities and Exchange Commission on August 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-2614959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Greenwich Street New York, New York	10286
(Address of Principal Executive Offices)	(Zip code)

The Bank of New York Mellon Corporation 401(k) Savings Plan

(Full title of the plan)

James J. Killerlane

Managing Director, Deputy General Counsel and Corporate Secretary

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, New York 10286

Telephone: (212) 495-1784

(Name, address and telephone number, including area code, of agent for service)

Copies of communications to:

Marc Treviño, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

Telephone: (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, The Bank of New York Mellon Corporation (the “Company”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 10,000,000 additional shares of common stock, $0.01 par value (the “Common Stock”) for issuance pursuant to The Bank of New York Mellon Corporation 401(k) Savings Plan (as amended and restated from time to time, the “Plan”).

The Company previously filed with the Commission registration statements on Form S-8 on December 17, 2010 (Registration No: 333-171258) and August 14, 2014 (Registration No: 333-198152) with respect to the Plan (collectively, the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of the Prior Registration Statements with respect to the Plan, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference in this Registration Statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules):

(a) The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the 2021 fiscal year covered by the annual report on Form 10-K referred to in paragraph (a)  above;

(c) The description of the Company’s common stock, par value $0.01 per share, contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Commission on February 25, 2022; and

(d) Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 2021 (File No. 001-35651).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act (other than documents or information deemed to have been furnished and not filed), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of the Registration Statement:

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 2, 2007 (File No. 000-52710), as amended by the Amendment to Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 10, 2019 (File No. 001-35651).

4.2	Amended and Restated By-Laws of the Company, as amended and restated on July 10, 2007 and subsequently amended on April 14, 2009, August 11, 2009, February 9, 2010, July 2, 2010, October 12, 2010, October 8, 2013, March 5, 2015, October 13, 2015 and February 12, 2018, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 13, 2018 (File No. 001-35651).

4.3	The Bank of New York Mellon Corporation 401(k) Savings Plan, filed herewith.

4.4	Amendment to The Bank of New York Mellon Corporation 401(k) Savings Plan, filed herewith.

5.1	Opinion of Sullivan & Cromwell LLP, filed herewith.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, filed herewith.

24.1	Powers of Attorney, filed herewith.

107	Filing Fee Table, filed herewith.

The Company hereby undertakes that it will submit or has submitted the Plan, and all amendments thereto, to the United States Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of August, 2022.

THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Thomas P. Gibbons
Thomas P. Gibbons
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of August, 2022.

Signature	Title

/s/ Thomas P. Gibbons	Director and Principal Executive Officer
Thomas P. Gibbons
Chief Executive Officer

/s/ Emily H. Portney	Principal Financial Officer
Emily H. Portney
Chief Financial Officer

/s/ Kurtis R. Kurimsky	Principal Accounting Officer
Kurtis R. Kurimsky
Corporate Controller

*	Director
Linda Z. Cook

*	Director
Joseph J. Echevarria

*	Director
M. Amy Gilliland

*	Director
Jeffrey A. Goldstein

*	Director
K. Guru Gowrappan

*	Director
Ralph Izzo

*	Director
Sandra E. O’Connor

*	Director
Elizabeth E. Robinson

* Frederick O. Terrell	Director

* Alfred W. Zollar	Director

*

James J. Killerlane III, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to the power of attorney duly executed by such individuals, which has been filed as an exhibit to this registration statement.

/s/ James J. Killerlane III
Name:	James J. Killerlane III
Secretary